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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of American Business Products, Inc. (the "Company") on Form S-8 of our reports dated February 20, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
July 2, 1998



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